UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2007 (July 20, 2007)

Commission File Number	Exact name of registrant as specified in its charter	IRS Employer Identification No.

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

MARYLAND

(State of Incorporation of both registrants)

750 E. PRATT STREET,	BALTIMORE, MARYLAND	21202
(Address of principal executive offices)		(Zip Code)

410-783-2800

(Registrants’ telephone number, including area code)

NOT APPLICABLE

(Former name, former address
and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  Entry into a Material Definitive Agreement

On July 20, 2007, Constellation Energy Group, Inc. (the “Constellation”) entered into an Investor Agreement (the “Agreement”) with Electricite de France International, SA (“EDFI”).  The Agreement is to become effective upon the later of (a) the effectiveness of a joint venture between Constellation and EDFI to participate in the development, ownership and operation of new nuclear projects in the United States and Canada and (b) the receipt of all required regulatory approvals, and will expire on July 19, 2012.  During the term of the Agreement, EDFI, its subsidiaries and controlled affiliates (the “EDFI Group”) may acquire no more than 5% of the issued and outstanding shares of Constellation common stock prior to July 20, 2008 and no more than 9.9% of the issued and outstanding shares of Constellation common stock on or after July 20, 2008.  EDFI has agreed to vote any shares of Constellation common stock beneficially owned by the EDFI Group in the manner recommended by Constellation’s Board of Directors and to not take any actions that seek control of Constellation during the term of the Agreement.  The Agreement also restricts the timing of Constellation common stock dispositions by the EDFI Group as well as the amount of common stock that may be disposed.  EDFI will have the right to have an observer at meetings of the Committee on Nuclear Power of Constellation’s Board of Directors so long as Constellation and EDFI are members of the joint venture.

A copy of the Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

10.1	Investor Agreement, dated July 20, 2007, by and between Constellation Energy Group, Inc. and Electricite de France International, SA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.
(Registrant)

Date:	July 25, 2007	/s/ Charles A. Berardesco
Charles A. Berardesco
Vice President, Deputy General Counsel, Chief Compliance Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investor Agreement, dated July 20, 2007, by and between Constellation Energy Group, Inc. and Electricite de France International, SA.